Exhibit 99.1

FBL Financial Group Schedules Fourth Quarter 2004 Earnings Date and Call and Announces New Reporting Segments

    WEST DES MOINES, Iowa--(BUSINESS WIRE)--Jan. 13, 2005--FBL Financial Group, Inc. (NYSE:FFG) today scheduled its fourth quarter 2004 earnings date, conference call and webcast and announced new reporting segments.
    Conference Call and Webcast. FBL Financial Group will announce its fourth quarter 2004 earnings after the close of market on Tuesday, February 8, 2005. The fourth quarter earnings release and financial supplement will be posted on the FBL Financial Group web site (www.fblfinancial.com) at that time.
    FBL will hold a conference call to discuss fourth quarter 2004 earnings on Wednesday, February 9, 2005 at 10:00 a.m. ET. The conference call will be webcast live on the Internet. Investors and interested parties who wish to listen to the call on the Internet may do so at www.fblfinancial.com.
    The call may also be accessed by telephone at (800) 810-0924. A transcript of the prepared comments from the call, as well as an audio replay, will be available shortly after the call on FBL's web site. An audio replay will also be available via telephone through February 16, 2005 by calling (888) 203-1112 and inputting code 431086 when prompted.
    New Reporting Segments. In order to provide greater transparency to its shareholders and to the financial community and to better reflect how the business is managed, FBL has refined its reporting segments. FBL's Traditional Annuity segment is being split into two separate segments based on the method of distribution of the products. All information previously included in FBL's Traditional Annuity segment is now reported in either the Traditional Annuity - Exclusive Distribution segment or the Traditional Annuity - Independent Distribution segment. This change in reporting segments has no impact on FBL's consolidated financial statements. The FBL September 30, 2004 Financial Supplement reflecting the revised segments is available on FBL's website, www.fblfinancial.com, under Financial Information.
    FBL Financial Group is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL's three-pronged growth strategy includes (1) internal growth within its traditional Farm Bureau distribution network, (2) alliances and other distribution channels and (3) consolidations.

    FFG-1

    CONTACT: FBL Financial Group, Inc., West Des Moines
             Kathleen Till Stange, 515-226-6780
             ktillstange@fbfs.com